UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

VISTAPRINT N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vistaprint N.V. (the “Company”) intends to send the following email message and PowerPoint presentation to some of its shareholders in connection with discussions it plans to have with shareholders to solicit support for proposals outlined in the preliminary proxy statement for the Company’s upcoming annual shareholders meeting on November 8, 2012, which was filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2012.

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Dear [Shareholder]:

On September 14th Vistaprint publicly filed with the Securities and Exchange Commission our preliminary proxy statement for our upcoming annual shareholders meeting on November 8, 2012. We would like to set up a time to talk to you about some of the proposals included in this year’s proxy statement, specifically those in the attached file, although we are happy to discuss any of the other proposals as well. Though each proposal is important, and we are seeking your support for them all, we anticipate more questions on several specific proposals which are included in the attached discussion outline. These fall broadly into two main areas: (i) proposals relating to our authorization to repurchase our ordinary shares (Proposals 6, 7, 8 and 9); and (ii) our Say on Pay proposal (Proposal 11):

1.	Authorization to Repurchase Shares:

•

Proposals 6 & 7: Authorization to repurchase our ordinary shares. Shareholder approval of these proposals will give us flexibility to repurchase shares at times when it makes sense for Vistaprint and our shareholders.

•

Proposal 8: Approval of amendment of articles of incorporation. Shareholder approval of this proposal will give us more flexibility to manage our treasury accounts if we continue to repurchase ordinary shares in the future.

•	Proposal 9: Cancellation of treasury shares. Shareholder approval of this proposal will give us additional flexibility to repurchase ordinary shares in the future.

2.	Say on Pay:

•

Proposal 11: Say on pay. During our fiscal year 2012, we redesigned our executive compensation program, with shareholder input, to further emphasize pay for performance and our five-year strategy. In addition, we will no longer include excess parachute tax gross-up provisions in the executive retention agreements we enter into with our future executives.

Please let me know when you are available for a discussion. We appreciate that we are entering earnings season for many of the companies you own, and we value the opportunity to engage with you on these proposals and any other questions you may have about the upcoming shareholder vote. Our goal is to be efficient and respectful of your time, and we hope to have our shareholder discussions completed before we file the definitive proxy statement in mid-October, in order to ensure any outstanding questions are addressed before voting begins.

Best,

[Vistaprint representative]

Vistaprint N.V. Proxy Proposal Highlights Annual General Meeting of Shareholders on November 8, 2012

Vistaprint’s Preliminary Proxy Statement filed on
September 14, 2012

This presentation is intended to highlight certain sections
of Vistaprint’s preliminary proxy statement that was filed
on September 14, 2012. The proxy statement contains
more detailed information about Vistaprint and the
proposals; please refer to the full text of the proxy
statement as you consider your vote.

Proposals 6 and 7:
Authorization to Repurchase Shares

• Proposal 6: Authorize ability to repurchase up to 6.8M shares
(20% of current outstanding shares; 18 month authorization)
o
We believe that share repurchases can be an attractive
investment for Vistaprint and our shareholders
o
Because as a Dutch company we must obtain shareholder
approval to repurchase shares (unlike a U.S. based company), this authorization would provide us with maximum flexibility to decide to purchase shares over the 18 month period
• Proposal 7: Authorize ability to repurchase up to 3.4M shares
(10% of current outstanding shares;18 month authorization)
o
Some proxy advisory firms may recommend against any
repurchase in excess of 10% of shares outstanding
o
Therefore, in case proposal 6 fails to pass, we are also asking shareholders to authorize proposal 7

Proposals 6 and 7 (cont.):
Authorization to Repurchase Shares

• Although we believe it is important that we have flexibility to repurchase our shares and are therefore seeking this authorization, even assuming either or both of proposals 6 or 7 receives enough votes to pass, it would not necessarily mean that we would execute a repurchase of 20% or 10% of shares outstanding
• The Supervisory and Management Boards look at multiple factors when determining whether to repurchase shares, including:
o
Share price relative to anticipated future cash flows
o
Ability to use operating cash flow and/or debt to repurchase shares while staying within our debt covenants
o
The amount of cash and/or debt capacity we have for other uses
o
Market trading and regulatory considerations

Proposal 8:
Approval of Amendment of Articles of Incorporation

• Proposal to amend our articles of incorporation to reduce our authorized capital
• Under Dutch law, we are required to have issued capital equal to at least 20% of authorized capital (note: currently at 21%)
• Reducing authorized capital will:
o
Allow us to cancel treasury shares (proposal 9)
o
Allow flexibility to cancel additional treasury shares in the future
o
Provide additional flexibility if we decide to repurchase shares in the future

Proposal 9:
Cancellation of Treasury Shares

• Under Dutch law and articles of incorporation, we need
shareholder approval to cancel shares
• Under Dutch law, we can hold no more than 50% of
issued share capital in treasury (note: we currently hold
32%)
• We believe cancelling some of our shares is in
shareholders’ best interest as it can:
o
Reduce the likelihood of future ownership dilution
o
Enable flexibility to make share repurchases beyond the
authorization we are asking for today, if any

Proposal 11:
Say on Pay

Overview
o
Aligning our compensation program with our business goals
and objectives as part of our previously announced five-year strategy with significant emphasis on pay for performance
o
Seeking shareholder input to make process more collaborative
o
Receptive to 2011 Say on Pay vote and any concerns that
were identified
• During FY12, our senior management and Compensation
Committee reviewed and redesigned our executive officer
compensation program
• Factors that were key in our design process:

Proposal 11:
“Say on Pay”

Redesign of Long-Term Incentive Program
•New long-term incentive program for senior executives
o
Premium-priced share options (PPSO)
o
Restricted share units (RSU)
•PPSO is four-year grant (no additional share options to be
granted in the next three years)
o
Strike price of $50.00
o
Seven-year vest and eight-year term
•Chief Executive Officer received 100% of his long-term incentive grant in PPSO
o
Rest of executive team (other than CEO) received a mix of multi-
year PPSO and annual RSU grants with time-based vesting over four years
•CEO PPSO grant includes additional performance criterion
o
Share price must be $75.00 at time of exercise

Proposal 11:
Say on Pay

Shareholder Engagement
• As part of redesign process, we reached out to our eight
largest non-management shareholders (who at that time
beneficially owned approximately 67% of our
outstanding shares) to seek their input on executive
compensation design
• All of the shareholders who gave us input were
supportive of our proposed design

Proposal 11:
Say on Pay

Discontinuation of Certain Pay Practices
•
•
We believe that our practice of including excess parachute
tax gross-up provisions in executive retention agreements
negatively impacted our 2011 Say on Pay vote
Accordingly, our Compensation Committee decided that,
after August 1, 2012, we will no longer include such tax
gross up provisions in executive retention agreements that
we enter into with our future executives

Important Additional Information and Where to Find It

In connection with the Company’s upcoming annual shareholders meeting on November 8, 2012, the Company intends to file with the SEC and mail to its shareholders a definitive proxy statement. The Company’s shareholders are urged to read the definitive proxy statement because it will contain important information about the proposals being voted on at the Company’s annual shareholder meeting.

The definitive proxy statement and any and all documents filed by the Company with SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company makes available, free of charge through its United States website, the reports, proxy statements, amendments and other materials it files with or furnishes to the SEC as soon as reasonably practicable after it electronically files or furnishes such materials with or to the SEC. The address of the Company’s United States website is www.vistaprint.com. The Company is not including the information contained on its website, or information that can be accessed by links contained on its website, as a part of, or incorporating it by reference into, this filing.

In addition, investors and shareholders may obtain free copies of the documents filed by the Company with the SEC by directing a written request to:

Investor Relations

c/o Vistaprint USA, Incorporated

95 Hayden Avenue

Lexington, MA 02421

USA

Email: ir@vistaprint.com

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION ON THE PROPOSALS TO BE VOTED ON AT THE COMPANY’S UPCOMING ANNUAL SHAREHOLDERS MEETING.

The Company and its executive officers, management board members and supervisory board members may be deemed to be participants in the solicitation of proxies in connection with the upcoming annual shareholders meeting. Information about those executive officers, management board members and supervisory board members is set forth in the Company’s preliminary proxy statement in connection with the Company’s upcoming annual shareholders meeting, which was filed with the SEC on September 14, 2012 and is supplemented by other public filings made, and to be made, with the SEC.